UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018 (May 16, 2018)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) Election of a new Director
On May 16, 2018, the Board of Directors (the “Board”) of Carriage Services, Inc. (the “Company”) elected Douglas B. Meehan to serve as a Class III Director until the 2020 annual meeting of shareholders. Mr. Meehan was appointed to serve on the Audit Committee, the Compensation Committee and the Corporate Governance Committee. There are no family relationships between Mr. Meehan and any directors or officers of the Company. There have been no transactions, nor are there any proposed transactions, between the Company and Mr. Meehan that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Mr. Meehan is the Deputy Chief Investment Officer for van Biema Value Partners, LLC, an investment management firm. Prior to joining van Biema Value Partners in 2012, Mr. Meehan worked as a research analyst at a proprietary securities fund within Sentinel Real Estate Corp., a privately held real estate investment advisor in New York. He also worked with Duma Capital Partners, a multi-strategy hedge fund, as a research analyst. Mr. Meehan received a Bachelor of Arts in Philosophy from Columbia University, a PhD in Philosophy and Cognitive Science from the City University Graduate Center and a MBA from Columbia Business School.
     Concurrently with the election, the Board granted Mr. Meehan 978 shares of the Company’s common stock under the Company’s Director Compensation Policy, which was valued at approximately $25,000 based on the closing price on May 16, 2018.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The 2018 Annual Meeting of Stockholders of Carriage Services, Inc. (the “Company”) was held on May 16, 2018. As of the record date for the meeting, we had 16,280,398 shares of Common Stock outstanding, each of which was entitled to one vote. The matters presented for a vote and the related results are as follows:
PROPOSAL 1 – ELECTION OF DIRECTORS
Proposal 1 was the election of the nominees to serve as Class I directors for a three-year term expiring on the date of the 2021 annual meeting. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Melvin C. Payne	10,937,006	427,245	2,892,776
James R. Schenck	10,402,044	962,207	2,892,776
Pursuant to the foregoing vote, the director nominees were duly elected as Class I directors.
PROPOSAL 2 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Proposal 2 was an advisory vote regarding the approval of the Named Executive Officer compensation. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,839,717	487,286	37,248	2,892,776
Pursuant to the foregoing vote, and the acceptance of the vote by the Board of Directors of the Company, the Named Executive Officer compensation, as disclosed in the Proxy Statement for the 2018 Annual Meeting of Stockholders of the Company, was approved.

PROPOSAL 3 – APPROVAL OF THE FIRST AMENDMENT TO THE AMENDED AND RESTATED CARRIAGE SERVICES, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN
Proposal 3 was the approval of the First Amendment to the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,287,157	57,512	19,583	2,892,776
Pursuant to the foregoing vote, the First Amendment to the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan was approved.
PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal 4 was the ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,234,783	13,745	8,500	—
Pursuant to the foregoing vote, the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: May 18, 2018	By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer and Secretary